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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement No. 333-66175 of Monsanto Company on Form S-4 of our report dated February 27, 1998, incorporated by reference in the Annual Report on Form 10-K of Monsanto Company for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Post-Effective Amendment No. 1 to this Registration Statement.

                                          /s/ Deloitte & Touche LLP

St. Louis, Missouri

November 18, 1998